                                                                      EXHIBIT 21

SUBSIDIARIES

SUBSIDIARY                                                    JURISDICTION
--------------------------------------------------------------------------

Action International Marketing Services Limited               England
AR-MED Limited                                                England
Benefit Canada Medico-Economic Studies, Inc.                  Canada
Benefit Holding, Inc.                                         North Carolina
Benefit Research Italia S.r.l.                                Italy
Benefit Transnational Holding Corp.                           North Carolina
BRI International Holdings N.V.                               Belgium
BRI International Limited                                     England
BRI International SARL                                        France
Clin Data International (PTY) Limited                         South Africa
G.D.R.U. Limited                                              England
Health Science Academy (Pty) Ltd                              South Africa
Histological Services Limited                                 England
Innovex (Australia) Holdings Pty Ltd.                         Australia
Innovex (Australia) Pty Limited                               Australia
Innovex (India) Private Limited                               India
Innovex (North America) Inc.                                  Delaware
Innovex (UK) Limited                                          England
Innovex America Holding Company                               Delaware
Innovex Belgium NV                                            Belgium
Innovex Brasil Limitada                                       Brazil
Innovex BV                                                    Holland
Innovex GmbH                                                  Germany
Innovex Holdings Limited                                      England
Innovex Limited                                               England
Innovex, L.P.                                                 New Jersey
Innovex Medcom Marketing Group                                New Jersey
Innovex Merger Corp.                                          North Carolina
Innovex Nevada Limited Partnership                            Nevada
Innovex Overseas Holdings, Ltd./Limited                       England
Innovex SA                                                    France
Innovex S.r.l.                                                Italy
Innovex South Africa Pty Limited    [f/k/a PPMS]              South Africa
Innovex Staff Services. S.r.l.                                Italy
Innovex Support Services Limited Partnership                  North Carolina
Innovex Turkey S.A.                                           Turkey
Laboratorie Novex Pharma Sarl                                 France
McPharma (Pty) Limited                                        South Africa
Mazebonus Limited                                             England
Medical Action Communications Limited                         England
Medical Informatics KK                                        Japan
Medical Technology Consultants Limited                        England
Medicines Control Consultants Pty Limited                     South Africa
MedLab (Pty) Limited                                          South Africa
Minerva Ireland Limited                                       Ireland
Minerva Medical Limited                                       United Kingdom
MSM Group Limited Partnership                                 North Carolina
Nexan PLC                                                     England
Novex Pharma Ltd.                                             England
OEC SA                                                        Switzerland

                                                                      EXHIBIT 21

SUBSIDIARIES

Penderwood Limited                                            England
PharmaBio Development, Inc.                                   North Carolina
Pharma Informatics, Inc.                                      Delaware
Phytotherapy Pty. Ltd.                                        South Africa
PMSI Database Services, Inc.                                  Delaware
PMSI Finance Limited                                          Delaware
PMSI Holdings Limited                                         Delaware
PMSI Limited                                                  England
PMSI Scott-Levin, Inc.                                        Delaware
QED Communications, Inc.                                      New York
QFinance, Inc.                                                Delaware
Quintiles (Israel) Ltd.                                       Israel
Quintiles (UK) Limited                                        England
Quintiles AB                                                  Sweden
Quintiles Argentina S.A.                                      Argentina
Quintiles Asia, Inc.                                          North Carolina
Quintiles Benefit France SNC                                  France
Quintiles Australia Pty. Limited                              Australia
Quintiles Brasil Ltda.                                        Brazil
Quintiles BV                                                  The Netherlands
Quintiles Canada, Inc.                                        Canada
Quintiles Cardiac Alert Limited                               England
Quintiles Clindepharm (Pty.) Limited                          South Africa
Quintiles Clinical Supplies Americas, Inc.                    New Jersey
Quintiles East Asia Pte. Limited                              Singapore
Quintiles Estonia OU                                          Estonia
Quintiles European Holdings Limited                           England
Quintiles Finance Limited BV                                  The Netherlands
Quintiles Finance Uruguay SRL                                 Uruguay
Quintiles GesmbH Ltd.                                         Austria
Quintiles GmbH                                                Germany
Quintiles Holdings Limited                                    England
Quintiles Holdings SNC                                        France
Quintiles Hong Kong Limited                                   Hong Kong
Quintiles Hungary Kft.                                        Hungary
Quintiles, Inc.                                               North Carolina
Quintiles Informatics, Inc.                                   Delaware
Quintiles Ireland (Finance) Limited                           Ireland
Quintiles Ireland Limited                                     Ireland
Quintiles Laboratories Limited                                North Carolina
Quintiles Latin America, Inc.                                 North Carolina
Quintiles Limited                                             England
Quintiles Malaysia Sdn. Bnd.                                  Malaysia
Quintiles Medical Development (Shanghai)
  Company Limited                                             China
Quintiles Mexico, S. de R.L. de C.V.                          Mexico
Quintiles Mauritius Holdings, Inc.                            Mauritius
Quintiles NV/SA                                               Belgium
Quintiles Oy                                                  Finland
Quintiles Pacific, Inc.                                       North Carolina
Quintiles Phase One Services, Inc.                            Kansas
Quintiles Philippines, Inc.                                   Philippines

                                                                      EXHIBIT 21

SUBSIDIARIES

Quintiles Poland Sp. Zoo                                      Poland
Quintiles s.l.                                                Spain
Quintiles, S.r.l.                                             Italy
Quintiles Scott-Levin, Inc.                                   Delaware
Quintiles Services AB                                         Sweden
Quintiles South Africa (Pty.) Limited                         South Africa
Quintiles Spectral (India) Limited.                           India
Quintiles Taiwan Limited                                      Taiwan
Quintiles Technologies, Inc.                                  North Carolina
Quintiles Thailand Ltd.                                       Thailand
Quintiles Transnational Corp.                                 North Carolina
Quintiles Transnational Japan KK                              Japan
Quintiles Transnational Korea Co. Ltd.                        Korea
Quintiles Trustees Ltd.                                       England
Quintiles Uruguay S.A.                                        Uruguay
Royce Recruitment Limited                                     England
Servicios Clinicos, S.A. de C.V.                              Mexico
Source Informatics European Finance, Inc.                     Delaware
Source Informatics European Holdings LLC                      Delaware
Source Informatics European Holdings, Inc.                    Delaware
Spectral Laboratories Limited                                 India
Strategic Medical Communications Limited                      England
The Clinical Research Foundation (UK) Ltd.                    England
The Lewin Group, Inc.                                         North Carolina
The Royce Consultancy Limited                                 Scotland
Transforce, S.A. de C.V.                                      Mexico